Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2004	December 31, 2003
		(As restated)
ASSETS
Current Assets:
Cash and cash equivalents	$215,557	$105,465
Restricted cash and investments	—	170,036
Accounts receivable, net	38,634	57,735
Other current assets	51,457	65,766
Assets held for sale	3,389	17,651

Total current assets	309,037	416,653

Property and equipment, net	2,273,356	2,483,324
Goodwill and other intangible assets, net	1,577,986	1,612,432
Deferred income taxes	633,814	502,737
Notes receivable and other long-term assets	291,779	275,508

Total	$5,085,972	$5,290,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$121,672	$107,557
Accrued interest	39,466	59,734
Current portion of long-term obligations	138,386	76,627
Other current liabilities	32,681	41,449
Liabilities held for sale	—	9,910

Total current liabilities	332,205	295,277

Long-term obligations	3,155,228	3,283,104
Other long-term liabilities	121,505	83,496

Total liabilities	3,608,938	3,661,877

Minority interest in subsidiaries	6,081	18,599

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,297	2,119
Class B Common Stock	—	70
Class C Common Stock	—	12
Additional paid-in capital	4,012,425	3,910,879
Accumulated deficit	(2,539,403)	(2,291,816)
Note receivable	—	(6,720)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,470,953	1,610,178

Total	$5,085,972	$5,290,654

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
		(As restated)		(As restated)
REVENUES:
Rental and management	$177,313	$163,126	$684,422	$619,697
Network development services	7,383	3,021	22,238	12,796

Total operating revenues	184,696	166,147	706,660	632,493

OPERATING EXPENSES:
Rental and management	60,278	60,253	237,312	236,680
Network development services	6,761	1,959	18,801	9,493
Depreciation, amortization and accretion	81,071	81,423	329,449	330,414
Corporate general, administrative and development expense	7,077	6,761	27,468	26,867
Impairments, net loss on sale of long-lived assets and restructuring expense	8,072	12,312	23,876	31,656

Total operating expenses	163,259	162,708	636,906	635,110

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	21,437	3,439	69,754	(2,617)

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,540	3,669	14,316	14,222
Interest income	1,442	1,222	4,844	5,255
Interest expense	(59,428)	(68,006)	(262,237)	(279,783)
Loss on retirement of long-term obligations	(50,624)	(5,129)	(138,016)	(46,197)
Other expense	(763)	(1,382)	(2,798)	(8,598)

Total other expense	(105,833)	(69,626)	(383,891)	(315,101)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY METHOD INVESTMENTS	(84,396)	(66,187)	(314,137)	(317,718)

Income tax benefit	17,492	18,758	80,176	77,796
Minority interest in net earnings of subsidiaries	(182)	(1,433)	(2,366)	(3,703)
Loss on equity method investments	(1,064)	(1,387)	(2,915)	(21,221)

LOSS FROM CONTINUING OPERATIONS	(68,150)	(50,249)	(239,242)	(264,846)

LOSS FROM DISCONTINUED OPERATIONS, NET	(5,880)	(6,643)	(8,345)	(60,475)

NET LOSS	$(74,030)	$(56,892)	$(247,587)	$(325,321)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.30)	$(0.23)	$(1.07)	$(1.27)
Loss from discontinued operations	(0.02)	(0.03)	(0.03)	(0.29)

NET LOSS PER COMMON SHARE	$(0.32)	$(0.26)	$(1.10)	$(1.56)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	228,469	219,662	224,336	208,098

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2004	2003
		(As restated)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(247,587)	$(325,321)
Non-cash items reflected in statements of operations	498,835	503,021
Increase in assets	(17,330)	(15,557)
Decrease in liabilities	(17,218)	(5,757)

Cash provided by operating activities	216,700	156,386

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(42,181)	(61,608)
Payments for acquisitions, net of cash required	(33,403)	(95,077)
Payment for acquisition of Mexico minority interest	(3,947)	—
Proceeds from notes receivable, net	—	6,946
Proceeds from sale of businesses and other long-term assets	31,987	110,753
Distributions to minority interest	(456)	(671)
Deposits and investments	2,784	(16,353)

Cash used for investing activities	(45,216)	(56,010)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Proceeds from issuance of debt securities and notes payable	1,072,500	1,032,384
Net proceeds from equity offering, stock options and other	40,556	126,847
Borrowings under credit facility	700,000	—
Repayment of notes payable, credit facility and capital leases	(2,003,401)	(1,071,956)
Restricted cash	170,036	(170,036)
Deferred financing costs and other financing activities	(41,083)	(39,442)

Cash used for financing activities	(61,392)	(122,203)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	110,092	(21,827)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	105,465	127,292

CASH AND CASH EQUIVALENTS, END OF YEAR	$215,557	$105,465

CASH PAID FOR INCOME TAXES	$4,257	$2,609

CASH PAID FOR INTEREST	$209,874	$223,263